Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at Dahlman Rose & Company’s 5th Annual

Global Transportation Conference

Stamford, CT. August 23, 2012 – Aircastle Limited (NYSE:AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at the Dahlman Rose & Company Global Transportation Conference at the Omni Hotel in New York City on Thursday, September 6, 2012 at 9:10 a.m. Eastern Time.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 90 days following the live event.

About Aircastle Limited

Aircastle Limited acquires, leases and sells high-utility commercial jet aircraft to customers throughout the world. As of June 30, 2012, Aircastle’s aircraft portfolio consisted of 155 aircraft on lease with 67 customers located in 36 countries.